Exhibit (21)


                           SUBSIDIARIES OF REGISTRANT
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                                                                   STATE OR COUNTRY
               NAME OF SUBSIDIARY                                  OF INCORPORATION
-----------------------------------------------                    ----------------
110 North Wacker, Inc.                                             Delaware
Acima AG fur Chemische Industrie                                   Switzerland
AgroFresh Inc.                                                     Illinois
Bee Chemical Company                                               Illinois
Bee Chemical Industria E Comercio Ltda.                            Brazil
Beijing Eastern Rohm and Haas Company, Limited                     China
Canadian Brine Limited                                             Canada
Canadian Salt Company Limited (The)                                Canada
Charles Lennig & Company LLC                                       Delaware
Cone Sul Uruguay S.A.F.I.                                          Uruguay
CVD Incorporated                                                   Delaware
DISA (UK) LIMITED                                                  England
Duolite Int. Limited                                               United Kingdom
Ecuatoriana de Sal Y Productos Quimicos C.A.                       Ecuador
Geos Corporation (The)                                             Delaware
GLC Trucking Co., Inc.                                             California
Inagua General Store, Limited                                      Bahamas
Inagua Transports, Incorporated                                    Liberia
Japan Acrylic Chemical Co., Ltd.                                   Japan
LeaRonal (UK) Ltd.                                                 England
LeaRonal Japan K.K.                                                Japan
LeaRonal Pacific Corp.                                             New York
LeaRonal Taiwan Co., Ltd.                                          Taiwan
Lennig Chemicals Limited                                           England
Leyship S.A.                                                       Switzerland
MI Insurance Company Ltd.                                          Bermuda
Morfecor, C.A.                                                     Ecuador
Morton ASP Finance Ltd.                                            Ireland
Morton Bahamas Limited                                             Bahamas
Morton International Co., Ltd.                                     Japan
Morton International Export Sales, Inc.                            U.S. Virgin Islands
Morton International Ireland Company                               Ireland
Morton International Limited                                       England
Morton International Oy                                            Finland
Morton International Produtos Quimicos Ltda.                       Brazil
Morton International S.A. de C.V.                                  Mexico
Morton International SAS                                           France
Morton International, Inc.                                         Indiana
Morton S.R. Finance Ltd.                                           Ireland
Morton Salt China Investment ApS                                   Denmark
Morton Service B.V.                                                Netherlands
Morton Yokohama, Inc.                                              Delaware
Navigation Sonamar Inc.                                            Canada
Paraplex Industrias Quimicas S.A.                                  Venezuela
PT. Rohm and Haas Indonesia                                        Indonesia
Pulverlac Powder Coatings S.A.                                     Spain
RandH Deutschland Holding GmbH                                     Germany
RHeoGene LLC                                                       Delaware
Roagro Central Agropecuaria S.A. (Rocasa Nicaragua)                Nicaragua
Rocasa S.A.                                                        Honduras
Rodel Asia, Inc.                                                   Delaware
Rodel Asia, K.K.                                                   Japan
Rodel Barbados, Inc.                                               West Indies
Rodel Europe GmbH                                                  Germany
Rodel Holdings, Inc.                                               Delaware
Rodel Korea, Inc.                                                  Korea
Rodel Malaysia                                                     Malaysia
Rodel Technologies Corporation                                     Delaware
Rodel, Inc.                                                        Delaware
Rodel, V.I., Inc.                                                  Virgin islands
ROH Delaware, LLC                                                  Delaware
ROH Delaware, LP                                                   Delaware
ROH Monomer Holding Company                                        Delaware
ROH Venture GmbH                                                   Germany
Rohm and Haas (Bermuda), Ltd.                                      Bermuda
Rohm and Haas (Far East) Limited                                   Hong Kong
Rohm and Haas (India) Pvt. Ltd.                                    India
Rohm and Haas (Scotland) Limited                                   England
Rohm and Haas (UK) Holdings Ltd.                                   England
Rohm and Haas (UK) Limited                                         England
Rohm and Haas Argentina S.A.                                       Argentina
Rohm and Haas Asia Investment Holding Co Ltd                       Mauritius
Rohm and Haas Asia, Inc.                                           Delaware
Rohm and Haas Australia Pty. Ltd.                                  Australia
Rohm and Haas Austria Gesellschaft m.b.H.                          Austria
Rohm and Haas B.V.                                                 Netherlands
Rohm and Haas Belgium N.V.                                         Belgium
Rohm and Haas Benelux N.V.                                         Belgium
Rohm and Haas Biopath Inc.                                         Delaware
Rohm and Haas Borinquen, Inc.                                      Delaware
Rohm and Haas Canada Inc.                                          Canada
Rohm and Haas Capital Corporation                                  Delaware
Rohm and Haas Centro America, S.A.                                 Costa Rica
Rohm and Haas Chemical (Thailand) Limited                          Thailand
Rohm and Haas Chile Ltda.                                          Chile
Rohm and Haas China Investment Holding Company Ltd                 Mauritius
Rohm and Haas China, Inc.                                          Delaware
Rohm and Haas Colombia S.A.                                        Colombia
Rohm and Haas Cone Sul Participacoes LTDA                          Brazil
Rohm and Haas Credit Corporation                                   Delaware
Rohm and Haas DaneCo A/S                                           Denmark
Rohm and Haas de Venezuela, C.A.                                   Venezuela
Rohm and Haas Denmark ApS                                          Denmark
Rohm and Haas Denmark Finance A/S                                  Denmark
Rohm and Haas Deutschland GmbH                                     Germany
Rohm and Haas El Salvador S.A.                                     El Salvador
Rohm and Haas Equity Corporation                                   Delaware
Rohm and Haas Espana, S.A.                                         Spain
Rohm and Haas European Holding ApS                                 Denmark
Rohm and Haas Far South Pte. Ltd.                                  Hong Kong
Rohm and Haas Foreign Sales Corporation                            U.S. Virgin Islands
Rohm and Haas France SAS                                           France
Rohm and Haas Greece Ltd.                                          Greece
Rohm and Haas Guatemala S.A.                                       Guatemala
Rohm and Haas Holdings Ltd.                                        Bermuda
Rohm and Haas India Investment ApS                                 Denmark
Rohm and Haas International B.V.                                   Netherlands
Rohm and Haas International SAS                                    France
Rohm and Haas International Trading (Shanghai) Co. Ltd.            China
Rohm and Haas Investment Holdings Inc.                             Delaware
Rohm and Haas Italia S.r.l.                                        Italy
Rohm and Haas Japan Kabushiki Kaisha                               Japan
Rohm and Haas Korea Co., Ltd.                                      Korea
Rohm and Haas Latin America, Inc.                                  Delaware
Rohm and Haas Malaysia SDN BHD                                     Malaysia
Rohm and Haas Management Consulting (Shanghai) Company Limited     China
Rohm and Haas Mexico, S.A. de C. V.                                Mexico
Rohm and Haas Nederland B.V.                                       Netherlands
Rohm and Haas New Zealand Limited                                  New Zealand
Rohm and Haas Nordiska AB                                          Sweden
Rohm and Haas Peru S.A.                                            Peru
Rohm and Haas Philippines, Inc.                                    Philippines
Rohm and Haas Puerto Rico Inc.                                     Delaware
Rohm and Haas Quimica Ltda.                                        Brazil
Rohm and Haas Shanghai Chemical Industry Co., Ltd.                 China
Rohm and Haas Shipley China Investment ApS                         Denmark
Rohm and Haas Singapore (Pte.) Ltd.                                Singapore
Rohm and Haas South Africa (PTY) Limited                           South Africa
Rohm and Haas Southeast Asia, Inc.                                 Delaware
Rohm and Haas Southern California Inc.                             Delaware
Rohm and Haas Taiwan, Inc.                                         Taiwan
Rohm and Haas Texas Inc.                                           Texas
Rohm and Haas Uruguay S.A.                                         Uruguay
Rohm and Haas Venezuela S.A.                                       Venezuela
Rohm and Haas Vermont Company                                      Vermont
Romicon B.V.                                                       Netherlands
Shanghai Eastern Rohm and Haas Company Ltd.                        China
Shipley (Dongguan) Chemicals Ltd.                                  China
Shipley A.G.                                                       Switzerland
Shipley Asia Ltd.                                                  Hong Kong
Shipley B.V.                                                       Holland
Shipley Brazil Productos Quinicos Ltda.                            Brazil
Shipley Chemicals ( Hong Kong) Limited                             Hong Kong
Shipley Chemicals Italia Srl                                       Italy
Shipley Chemicals Limited                                          United Kingdom
Shipley Company, L.L.C.                                            Delaware
Shipley Deutschland GmbH                                           Germany
Shipley Electronic Materials (Ireland) Limited                     Ireland
Shipley Europe Ltd.                                                United Kingdom
Shipley Far East Ltd.                                              Japan
Shipley Handel mit Chemikalien GmbH                                Austria
Shipley Holdings Inc.                                              Delaware
Shipley Italia Srl                                                 Italy
Shipley Korea Ltd.                                                 Korea
Shipley SAS                                                        France
Shipley Schweiz AG                                                 Switzerland
Shipley Singapore Pte. Ltd.                                        Singapore
Shipley Svenska A.B.                                               Sweden
Shipley Taiwan Company Limited                                     Taiwan
Silicon Valley Chemical Laboratories Inc.                          California
Solution Technologies Inc.                                         North Carolina
Southern Resin & Chemical Company (The)                            Florida

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NOTE: All subsidiaries listed are greater than 50% owned, directly or indirectly, by Rohm and Haas Company. The Company owns a number of other domestic and foreign subsidiaries which are involved primarily in sales activities. These subsidiaries, either singly or in the aggregate, are not significant and their accounts are not included in the consolidated financial statements.

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